UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 17, 2018
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01    Entry into a Material Definitive Agreement.
Credit Agreement and Term Loan Agreement
On December 17, 2018, Autodesk, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders from time to time party thereto and Citibank, N.A. (“Citibank”), as agent, which provides for an unsecured revolving loan facility in the aggregate principal amount of $650,000,000. On the same date, the Company also entered into a Term Loan Agreement (the “Term Loan Agreement”) by and among the Company, the lenders from time to time party thereto and Citibank, as agent, which provides for a delayed draw term loan facility in the aggregate principal amount of $500,000,000. As of December 17, 2018, the Company had no outstanding revolving loans under the Credit Agreement and no outstanding term loans under the Term Loan Agreement, which term loans may be borrowed only in connection with the consummation of the PlanGrid acquisition referred to below. The Credit Agreement replaced and terminated the Company’s existing $400,000,000 Amended and Restated Credit Agreement dated as of May 29, 2015, among the Company, the lenders party thereto and Citibank, N.A., as agent.
The Credit Agreement permits the Company to increase the commitments for revolving loans no more than once a year in minimum increments of $25,000,000, up to a maximum aggregate principal amount of $1,000,000,000. Incremental loans are subject to the satisfaction of certain customary conditions, including obtaining additional commitments from the lenders then party to the Credit Agreement or new lenders.
The proceeds of the revolving loans under the Credit Agreement may be used by the Company for working capital and general corporate purposes. Subject to the satisfaction of certain conditions, the Company may use the proceeds from the term loan facility under the Term Loan Agreement solely to finance the Company’s pending Merger (as defined below) of PlanGrid, Inc. (“PlanGrid”) pursuant to that certain Merger Agreement (as defined below), the refinancing of certain indebtedness of PlanGrid, and the payment of fees and expenses incurred in connection with the Merger and the financing thereof. The commitments for the term loan facility terminate on the earlier to occur of (i) July 19, 2019 and (ii) the termination of the Merger Agreement (the “Term Loan Commitment Termination Date”).
Revolving loans may be borrowed, repaid and reborrowed until December 17, 2023, at which time all amounts borrowed must be repaid. The Company may borrow funds under the term loan facility in a single drawing prior to the Term Loan Commitment Termination Date, subject to certain customary conditions. The term loans would mature on December 19, 2020 and would not be subject to amortization prior to their maturity date. Revolving loans and term loans may be prepaid and revolving loan commitments and term loan commitments may be permanently reduced by the Company in whole or in part, subject to certain minimum thresholds, without penalty or premium, subject to customary breakage costs for LIBOR loans.
Revolving loans under the Credit Agreement will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to the base rate plus a margin of between 0.000% and 0.500%, depending on the Company’s Public Debt Rating (as defined in the Credit Agreement) or (ii) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market, plus a margin of between 0.900% and 1.500%, depending on Company’s Public Debt Rating.
Term loans under the Term Loan Agreement will bear interest, at the Company’s option, at either (i) a floating rate per annum equal to the base rate plus a margin of between 0.000% and 0.625%, depending on the Company’s Public

Debt Rating (as defined in the Term Loan Agreement) or (ii) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market, plus a margin of between 0.875% and 1.625%, depending on Company’s Public Debt Rating.
In both the Credit Agreement and the Term Loan Agreement, base rate is defined as the greatest of (A) Citibank’s prime rate, (B) the federal funds rate plus 0.500% or (C) a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market for a period of one month (but not less than zero) plus 1.00%. A default interest rate shall apply on all obligations during a payment event of default under the Credit Agreement or the Term Loan Agreement at a rate per annum equal to 2.000% above the applicable interest rate.
Under the Credit Agreement, the Company will pay to each lender a facility fee on a quarterly basis based on amounts committed (whether used or unused) under the revolving facility of between 0.100% and 0.250% per annum, depending on the Company’s Public Debt Rating. Unused commitments under the term loan facility will be subject to a commitment fee, which shall accrue at 0.15% per annum, payable on a quarterly basis from the date that is 45 days after the closing date under the Term Loan Agreement until the earlier of the funding date under the Term Loan Agreement and the Term Loan Commitment Termination Date. The Company is also obligated under both the Credit Agreement and the Term Loan Agreement to pay agent fees customary for credit facilities of these sizes and types.
Each of the Credit Agreement and the Term Loan Agreement requires the Company to maintain a maximum leverage ratio and a minimum interest coverage ratio during the term of the credit facility. In addition, each of the Credit Agreement and the Term Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the ability of the Company and its subsidiaries to, among other things, grant liens on property, enter into certain mergers, dispose of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, change their accounting or reporting policies, materially change their business and incur subsidiary indebtedness, in each case subject to customary exceptions for a credit facility of this size and type.
Each of the Credit Agreement and the Term Loan Agreement includes customary events of default that, include among other things, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross default to certain other indebtedness, bankruptcy and insolvency events, material judgments, change of control and certain material ERISA events. The occurrence of an event of default could result in the acceleration of the obligations under each of the Credit Agreement and the Term Loan Agreement.
Citibank and the lender parties to the Credit Agreement and the Term Loan Agreement, and certain of their respective affiliates, have provided, and in the future may provide, financial, banking and related services to the Company. These parties have received, and in the future may receive, compensation from the Company for these services.
The Credit Agreement and the Term Loan Agreement are attached hereto, respectively, as Exhibits 10.1 and 10.2. The above description is qualified in its entirety by reference to such exhibits.
Item 2.01    Completion of Acquisition or Disposition of Assets.
On December 19, 2018 (the “Closing Date”), the Company completed the acquisition of PlanGrid, a Delaware corporation (“PlanGrid”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) with Araujo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), PlanGrid, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholders’ agent, Merger Sub merged with and into PlanGrid, with PlanGrid continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”), for a total purchase price of $875 million, net of cash, subject to customary adjustments.
Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock and preferred stock of PlanGrid issued and outstanding immediately prior to the effective time was converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, without interest, and was automatically cancelled and retired and ceased to exist. In addition, each option to purchase shares of common stock of PlanGrid that was vested, outstanding and unexercised immediately prior to the effective time and each restricted stock unit settleable for shares of common stock of PlanGrid that was vested, outstanding and unsettled immediately prior to the effective time was, as of the effective time, converted into the right to receive the applicable consideration calculated as set forth in the Merger Agreement, and was automatically cancelled and retired and ceased to exist. Each option to purchase shares of common stock of PlanGrid and each restricted stock unit settleable for shares of common stock of PlanGrid that was held by a continuing service provider and was unvested, outstanding and unexercised or unsettled immediately prior to the effective time was assumed by the Company and became an option to purchase, or a restricted stock unit settleable for, shares of common stock of the Company.
The foregoing description of the Merger Agreement has been included to provide investors with information regarding its terms and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2018, and which is incorporated herein by reference. It is not intended to provide any other factual information about the Company or PlanGrid. The Merger Agreement contains representations and warranties by certain of the parties to the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were the product of negotiations among the parties and made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or PlanGrid or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
On the Closing Date, the Company borrowed a $500,000,000 term loan (the “Term Loan”) under the Term Loan Agreement.
The Term Loan will initially bear interest at a per annum rate equal to the rate at which dollar deposits are offered in the London interbank market, plus a margin of 1.125% per annum.
The Term Loan will mature on December 19, 2020 and will not be subject to amortization prior to the maturity date.

The proceeds of the Term Loan were used to fund a portion of the purchase price for the Merger.
The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, a copy of which is filed as Exhibit 10.2 hereto.
Item 7.01.    Regulation FD Disclosures.
On December 20, 2018, the Company issued a press release announcing the completion of the Merger. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
On December 20, 2018, the Company issued a press release and investor presentation announcing the Company had entered into an agreement to acquire BuildingConnected, Inc. (“BuildingConnected”) a leading construction bid-management platform company for $275 million, net of cash acquired and subject to customary adjustments. This acquisition is expected to enable the Company to add bid-management capabilities to the Company’s construction portfolio and presents an opportunity to create a robust digital marketplace for construction goods and services. The transaction, which is structured as a cash offer for all the outstanding shares of BuildingConnected is subject to customary closing conditions, including regulatory approvals, and is expected to close in the Company’s fourth quarter of fiscal 2019.
The press release and the investor presentation are attached as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference. The information in this Item 7.01 of the Current Report on Form 8-K, including the information contained in Exhibits 99.1, 99.2 and 99.3, is being furnished to the SEC and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K and regardless of any general incorporation language in such filing, except as shall be expressly set forth by a specific reference in such filing.
Forward-Looking Statements
This Current Report, including Exhibits 99.1, 99.2 and 99.3, includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, the acquisition of BuildingConnected and the effects of that acquisition and the PlanGrid acquisition. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report, including Exhibits 99.1, 99.2 and 99.3 due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to realize the anticipated benefits of the acquisitions, (ii) unexpected expenditures or assumed liabilities that may be incurred as a result of the acquisitions, (iii) loss of key employees or customers following the acquisitions, (iv) unanticipated difficulties in conforming business practices, including accounting policies, procedures, internal controls, and financial records of PlanGrid and BuildingConnected with the Company, (v) inability to accurately forecast the performance of PlanGrid and BuildingConnected resulting in unforeseen adverse effects on the Company’s operating results, (vi) failure to satisfy the conditions to the completion of the acquisition of BuildingConnected on the anticipated schedule, or at all, and (vii) synergies between each of PlanGrid and BuildingConnected with the Company being estimated and may be materially different from actual results.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions or circumstances on which any such statement is based.

Item 9.01.    Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.

The financial statements of PlanGrid as of and for the year ended January 31, 2018 and as of and for the nine months period ended October 31, 2018 are not included in this Current Report on Form 8-K. Such financial statements will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Statements.

The unaudited pro forma financial information of the Company as of and for the year ended January 31, 2018, and as of and for the nine months period ended October 31, 2018, are not included in this Current Report on Form 8-K. Such unaudited pro forma financial information will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of November 20, 2018, by and among Autodesk, Inc., Araujo Acquisition Corp., PlanGrid, Inc. and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2018).

10.1	Amended and Restated Credit Agreement, dated December 17, 2018, by and among Autodesk, Inc., the lenders from time to time party thereto and Citibank, N.A., as agent.

10.2	Term Loan Agreement, dated December 17, 2018, by and among Autodesk, Inc., the lenders from time to time party thereto and Citibank, N.A., as agent.
99.1    Press Release issued on December 20, 2018
99.2    Press Release issued on December 20, 2018
99.3    Investor Presentation dated December 20, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUTODESK, INC.
By:	/s/ R. Scott Herren
R. Scott Herren
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date: December 20, 2018